MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the "Make Good Agreement"), dated effective as of October 30, 2009, is entered into by and among GC China Turbine Corp., a Nevada corporation (the "Company"), Golden Wind Holdings Limited ("Make Good Pledgor"), Clarus Capital Hong Kong Limited (“Agent”), Capitol City Escrow, Inc., as escrow agent ("Escrow Agent") and the investors that have executed a counterpart signature page to this Make Good Agreement (each, an “Investor” and collectively, the “Investors”).

WHEREAS, each of the Investors has entered into a Securities Purchase Agreement, dated between October 5, and November 13, 2009 (the "Purchase Agreement"), evidencing their participation in the Company's private placement offering (the "Offering") of equity securities. As an inducement to the Investors to participate in the Offering and as set forth in the Purchase Agreement, Make Good Pledgor agreed to place the Escrow Shares (as defined in Section 3 hereto) into escrow for the benefit of the Investors in the event the Company fails to satisfy certain After-Tax Net Income (as defined below) thresholds;

WHEREAS, pursuant to the requirements of the Purchase Agreement, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, Agent has agreed to act as agent for the Investors pursuant to the terms and conditions of this Make Good Agreement ; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

2. Appointment of Escrow Agent and Agent.

a.           Make Good Pledgor, each Investor and the Company hereby appoint Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

b.           Each Investor hereby appoints Agent, and Agent hereby agrees, to act as representative to Investor to make calculations and provide instructions to the Escrow Agent under Section 5.

3. Establishment of Escrow. Within three (3) business days following the Closing Date, Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing a number of shares of common stock of the Company equal to 640,000 shares of common stock of the Company (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “Escrow Shares”), along with stock powers executed in blank (or with such other instruments of transfer as in accordance with the requirements of the Company’s Transfer Agent). The Company shall notify the Investors as soon as the Escrow Shares have been deposited with the Escrow Agent. The Make Good Pledgor understands and agrees that the Investor’s right to receive Escrow Shares shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of common stock to other persons in conjunction with negotiated sales or transfers of any of its Shares.  As used in this Make Good Agreement, “Transfer Agent” means Holladay Stock Transfer or such other entity hereafter retained by the Company as its stock transfer agent as specified in writing from the Company to the Escrow Agent and Agent.

4. Representations of Make Good Pledgor. Make Good Pledgor hereby represents and warrants to each Investor as follows:

a.           Such Make Good Pledgor has all individual power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by such Make Good Pledgor, and when delivered by such Make Good Pledgor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Make Good Pledgor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

b.           All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of common stock of the Company.

c.           Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

5. Disbursement of Escrow Shares.

a.           Make Good Pledgor agrees that if the After-Tax Net Income (as defined below) for the fiscal year ended December 31, 2010 reported in the Company's  Annual Report on Form 10-K for the fiscal year ending December 31, 2010 (the “2010 Actual ATNI”), as filed with the Securities Exchange Commission (the “2010 Annual Report”), is less than $12,500,000 (the “2010 Guaranteed ATNI”), Agent shall provide written instruction (with a copy to the Company) to the Escrow Agent to instruct the Transfer Agent to transfer to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts purchased by the Investors under the Purchase Agreement) for no consideration other than payment for their respective Investment Amount paid to the Company at Closing, a number of shares of common stock of the Company equal to: [($12,500,000 - the actual After-Tax Net Income reported in the 2010 Annual  Report)/$2,500,000] * Escrow Shares, the result of which shall be referred to herein as the “2010 Make Good Shares,” provided, that the number of 2010 Make Good Shares shall in no event exceed 640,000 shares (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions). The term After-Tax Net Income or ATNI shall mean the after-tax net income of the Company and its consolidated subsidiaries prepared in accordance with U.S. GAAP consistently applied; provided in the event that the release of the 2010 Make Good Shares to the Investor or any Escrow Shares to the Make Good Pledgor is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under U.S. GAAP, then such expense or deduction shall be excluded for purposes of determining whether or not the 2010 Guaranteed ATNI has been achieved by the Company.

b.           The Escrow Agent need only rely on the letter of instruction from Agent and will disregard any contrary instructions.  The Escrow Agent shall be entitled to rely on the calculations provided by Agent in releasing the Escrow Shares for disbursement, with no further responsibility to calculate or confirm amounts.  If the Company's audited consolidated financial statements for the fiscal year ended December 31, 2010 specify that the 2010 Guaranteed ATNI shall have been achieved, no transfer of the Escrow Shares shall be made to the Investors and Agent shall immediately provide written instruction (with a copy to the Company) to the Escrow Agent to return all Escrow Shares deposited with the Escrow Agent to Make Good Pledgor within seven (7) business days after the date which the 2010 Annual Report is filed with the Securities Exchange Commission, provided that Escrow Agent is given notice by Agent of the 2010 Annual Report’s filing and results.  Subject to the timing of the Transfer Agent, transfers of 2010 Make Good Shares required under this Section shall be made to Investors within seven (7) business days after the date which the 2010 Annual Report is filed with the Securities Exchange Commission, provided that Escrow Agent is given notice by Agent of the 2010 Annual Report’s filing and results.

c.           The Escrow Agent covenants and agrees that upon any transfer of 2010 Make Good Shares to Investors in accordance with this Make Good Agreement, the Escrow Agent shall promptly instruct the Transfer Agent to reissue such 2010 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

d.           The Company and Made Good Pledgor covenant and agree, to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor. The Company and Make Good Pledgor understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Shares.

6. Duration. This Make Good Agreement shall terminate on the sooner of (i) the distribution of all the Escrow Shares or (ii) June 30, 2011. The Company agrees to promptly provide the Agent written notice of the filing with the Securities Exchange Commission of any financial statements or reports referenced herein.

7. Escrow Shares. If 2010 Make Good Shares are deliverable to the Investors pursuant to the Purchase Agreement and in accordance with this Make Good Agreement, (i) Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the 2010 Make Good Shares from Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 5, and (ii) following its receipt of the documents referenced in Section 5, the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent promptly reissues such 2010 Make Good Shares in the applicable Investor’s name and delivers the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Purchase Agreement and in accordance with this Make Good Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Make Good Pledgor.

8. Interpleader.  Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive any Escrow Shares, Escrow Agent and/or Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing the Escrow Agent or Agent. If Escrow Agent or Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 8 shall be filed in any court of competent jurisdiction in the State of New York or the State of California, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

9. Exculpation and Indemnification of Escrow Agent and Agent.

a.           Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. Agent’s sole obligation under this Make Good Agreement is to provide written instructions to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 5 hereof) directing the distribution of the Escrow Shares.  Agent will provide such written instructions upon review of the relevant After Tax Net Income amounts reported in such periodic financial reports as specified in Section 5 hereof. Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto.  In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than Agent) in connection with such financial reports of the Company, Agent shall have no obligation or liability to any party hereunder.

b.           Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Nevada upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

c.           The Company and the Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, Agent and any of its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or Agent hereunder; except, that if Escrow Agent or Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent or Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or Agent, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 9 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

10. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

11. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

12. Records. Escrow Agent shall maintain accurate records of all transactions hereunder related to the receipt and transfer of the Escrow Shares. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

13. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by fax,  registered or certified mail, return receipt requested, or overnight courier, to the addresses listed  below and as to each Investor, the address on such Investor’s counterpart signature page to this Make Good Agreement:

GC China Turbine Corp.
No. 86, Nanhu Avenue
East Lake Development Zone, Wuhan, China
Attention: Mr. Hou Tie Xin, Chairman
Phone No.: +86 27 8798 5051
Facsimile No.: +86 27 8798 5096

Golden Wind Holdings Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands
Attn:  Xu Hong Bing
Phone No.: +86 27 8798 5051
Facsimile No.: +86 27 8798 5096

Clarus Capital Hong Kong Limited
404 Park Avenue South, 2nd Floor
New York, NY 10016
Attn: James King
Phone:  201 320 6968
Facsimile No.: 646 861 6575

Capitol City Escrow, Inc.
3838 Watt Avenue, Suite F610
Sacramento, CA 95821
Attn: Donna Grady
Phone # (916) 484-4950
Fax # (916) 484-4959

Transfer Agent
Holladay Stock Transfer
2939 N 67th Place
Scottsdale, AZ 85251
Attn:  Thomas C. Laucks
Phone No.: 480-481-3940
Facsimile No.: 480-481-3941

14. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Make Good Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Make Good Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement. This Make Good Agreement may be amended or modified only in writing signed by all of the parties hereto.

16. Applicable Law. This Make Good Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of laws thereof.

17. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

18. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

19. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:

GC CHINA TURBINE CORP.

By:_____________________________
Name: Marcus Laun
Title: Director

Address:
1694 Falmouth Road, Suite 147
Centerville, MA 02632
Attn: Marcus Laun, Director
Fax #

MAKE GOOD PLEDGOR:

GOLDEN WIND HOLDINGS LIMITED

By:_____________________________
Name: Xu Hong Bing

Address:
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands
Attn: Xu Hong Bing
Fax #

AGENT:

CLARUS CAPITAL LIMITED

By:_____________________________
Name: James King

Address:
404 Park Avenue South, 2nd Floor New York, NY 10016
Fax # 646 861 6575

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ESCROW AGENT:

CAPITOL CITY ESCROW, INC.

By:_______________________________
Name: Donna Grady
Title: ___________________________

Address:
3838 Watt Avenue, Suite F610
Sacramento, CA 95821
Attn: Donna Grady
Phone # (916) 484-4950
Fax # (916) 484-4959

dgrady@capitolcityescrow.com

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MAKE GOOD ESCROW AGREEMENT
COUNTERPART SIGNATURE PAGE

NAME OF INVESTOR

________________________________________

By:______________________________________
Name:
Title:

Shares Subscribed For: ______________________

Investment Amount: $_______________________

Tax ID No.:_______________________________

ADDRESS FOR NOTICE

c/o: ___________________________________

Street: _________________________________

City/State/Zip:___________________________

Attention:______________________________

Tel:___________________________________

Fax:___________________________________

DELIVERY INSTRUCTIONS
(if different from above)

c/o: ___________________________________

Street: _________________________________

City/State/Zip:___________________________

Attention:______________________________

Tel:___________________________________